As filed with the Securities and Exchange Commission on October 28, 1998

                                   Registration Statement No. 333-


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549



                                  FORM S-3
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                         JONES APPAREL GROUP, INC.
           (Exact name of Registrant as specified in its charter)



      Pennsylvania                                 06-0935166
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
incorporation or organization)

                           250 Rittenhouse Circle
                             Bristol, PA 19007
                               (215) 785-4000
  (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices

                            Ira M. Dansky, Esq.
                         Jones Apparel Group, Inc.
                               1411 Broadway
                             New York, NY 10018
                               (212) 536-9526
         (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)

                                  Copy to:
                          Marc S. Rosenberg, Esq.
                          Cravath, Swaine & Moore
                             825 Eighth Avenue
                             New York, NY 10019
                               (212) 474-1000


     Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box. [ ]


                      CALCULATION OF REGISTRATION FEE

==============================================================================
  Title of                            Proposed     Proposed
 Each Class                           Maximum      Maximum
of Securities                         Offering     Aggregate      Amount of
   to be              Amount to       Price Per    Offering      Registration
 Registered         be Registered     Unit (1)     Price (1)        Fee (2)
------------------------------------------------------------------------------
Common Stock,
$.01 par value
per share             5,391,498        $16.4375     $88,622,748   $24,637.12
==============================================================================
(1) Estimated solely for the purposes of computing the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 on the basis of the average of the high and low reported sale prices of the Registrant's Common Stock on the New York Stock Exchange Inc. Composite Tape on October 21, 1998.
(2) Calculated by multiplying the aggregate offering amount by .000278.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.




PROSPECTUS                                           SUBJECT TO COMPLETION,
                                                          October 28, 1998


                              5,391,498 SHARES

                   JONES APPAREL GROUP, INC. COMMON STOCK

                      ------------------------------

     This Prospectus relates to the proposed sale from time to time of up to an aggregate of 5,391,498 shares of common stock of Jones Apparel Group, Inc., a Pennsylvania corporation, by certain selling shareholders. These selling shareholders acquired their Jones shares in connection with the acquisition by Jones of Sun Apparel, Inc., a Texas corporation, on October 2, 1998.

     In connection with such acquisition, we have agreed to register this offering of shares for the benefit of the selling shareholders.

     The selling shareholders may sell all or any portion of their shares of common stock in one or more transactions on the New York Stock Exchange or in private, negotiated transactions. The selling shareholders will determine the prices at which they sell their shares. We will not receive any of the proceeds from the sale of the shares by the selling shareholders, but we will pay all registration expenses. The selling shareholders will pay all selling expenses, including all underwriting discounts and selling commissions.

     On October 14, 1998, Jones had 104,846,046 shares of its common stock outstanding. The common stock is listed on the New York Stock Exchange under the trading symbol "JNY". On October 21, 1998, the last reported sale price of the common stock on the New York Stock Exchange was $16.625 per share.

     We may amend or supplement this Prospectus from time to time by filing amendments or supplements as required. You should read this entire Prospectus and any amendments or supplements carefully before you make your investment decision.

     Our principal executive offices are located at 250 Rittenhouse Circle, Bristol, Pennsylvania 19007. Our telephone number is (215) 785-4000.

                               -------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

                               -------------

              The date of this Prospectus is October 28, 1998.

                             TABLE OF CONTENTS

                                                                       Page

Where You Can Find More Information . . . . . . . . . . . . . . . . . .  4

The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

Forward-looking Statements  . . . . . . . . . . . . . . . . . . . . . .  5

Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

Selling Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . .  6

Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . .  7

Description of Capital Stock  . . . . . . . . . . . . . . . . . . . . .  8

Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

                    WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.

     o    Annual Report on Form 10-K for the year ended December 31, 1997

     o Quarterly Reports on Form 10-Q for the quarters ended March 29, 1998 and June 28, 1998

     o    Current Report on Form 8-K dated September 24, 1998

     o    Current Report on Form 8-K dated October 2, 1998

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

          Chief Financial Officer
          Jones Apparel Group, Inc.
          250 Rittenhouse Circle
          Bristol, Pennsylvania 19007
          (215) 785-4000

                        ----------------------------

     As used in this Prospectus, unless the context requires otherwise, (i) "We" or "Jones" or the "Company" means Jones Apparel Group, Inc. and its predecessors and consolidated subsidiaries, and (ii) "Sun" means Sun Apparel, Inc. and its consolidated subsidiaries. Italicized terms in this Prospectus indicate trademarks or other protected intellectual property which Jones and Sun own or license.


                                THE COMPANY

     Jones is a leading designer and marketer of better priced women's sportswear, suits and dresses. Jones markets its products under several nationally known brands, including Jones New York, Evan Picone and Rena Rowan, and the licensed brand Lauren by Ralph Lauren, each with its own distinctive styling and pricing strategy. Jones primarily contracts for the manufacture of its products through a worldwide network of manufacturers.

     Sun is a designer, manufacturer and distributor of jeanswear, sportswear and related apparel for men, women and children under licensed brands, private label brands and Sun-owned brands, the most prominent of which is the Polo Jeans Company licensed brand. Sun markets and distributes its products nationally through a broad array of distribution channels, including department stores, specialty stores and mass merchandisers. Through its brand marketing and development expertise, diversified product offerings, manufacturing capabilities and comprehensive distribution network, Sun reaches a broad range of consumers. Sun conducts its business through two divisions, the Polo Jeans Company Division and the Sun Division.

     Our principal executive offices are located at 250 Rittenhouse Circle, Bristol, Pennsylvania 19007. Our telephone number is (215) 785-4000.

                         FORWARD-LOOKING STATEMENTS

     This Prospectus and the documents incorporated by reference include "forward-looking statements" within the meaning of the securities laws. All statements regarding our expected financial position, business and financing plans are forward-looking statements. Forward-looking statements also include representations of our expectations or beliefs concerning future events that involve risks and uncertainties, including those associated with the effect of national and regional economic conditions, the overall level of consumer spending, the performance of our products within the prevailing retail environment, customer acceptance of both new designs and newly-introduced product lines, financial difficulties encountered by customers and the integration of Sun's business with our existing operations. Although we believe that the expectations reflected in such forward-looking statements are reasonable, such expectations may prove to be incorrect. Important factors that could cause actual results to differ materially from such expectations ("cautionary statements") are disclosed in this Prospectus and the documents incorporated by reference. Please consider all forward-looking statements in conjunction with the cautionary statements. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements.


                              USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the shares by the selling shareholders.

                            SELLING SHAREHOLDERS

     The following table sets forth the number of shares of common stock owned by each of the selling shareholders. Because the selling shareholders may offer all or any portion of their shares pursuant to the offering contemplated by this Prospectus, we can provide no estimate as to the exact number of shares each selling shareholder will hold after completion of this offering. No selling shareholder has had any position, office or other material relationship with Jones (other than as described below or in connection with the Sun acquisition) within the past three years. All such information has been provided to us by the selling shareholders.


                          Number of                               Number
Name of                    Shares             Percent of        of Shares
Selling                Beneficially          Outstanding      Registered for
Shareholder                Owned               Shares*         Sale Hereby<F1>


Eric A. Rothfeld<F2>   2,938,342               2.8%             2,938,342

Vestar/Sun Holding
Company, L.L.C.        2,269,006               2.2              2,269,006


Rothfeld Family Trust    149,706                 *                149,706


Mindy Grossman<F3>        34,444                 *                 34,444


-------------------------

     <F1> This Registration Statement will also cover any additional shares of common stock which become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, merger, consolidation, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of common stock.

     <F2> In connection with the Sun acquisition, Mr. Rothfeld entered into an Employment Agreement pursuant to which he will serve as President and Chief Executive Officer of Sun through December 31, 2001. Upon the closing of the Sun acquisition, Mr. Rothfeld became a member of the Jones board of directors.

     <F3> In connection with the Sun acquisition, Ms. Grossman entered into an Employment Agreement pursuant to which she will serve as Executive Vice President of Sun and President and Chief Executive Officer of the Polo Jeans Company Division of Sun through December 31, 2001.

     * Less than 1% beneficial interest

     In connection with the Sun acquisition, Jones and the selling shareholders entered into a Registration Rights Agreement, which provides for the registration under the Securities Act of 1933 (the "Securities Act") of resales of the Jones common stock that was issued to the selling shareholders upon the closing of the Sun acquisition, and the Jones common stock that may be issued to them as additional consideration contingent on Sun's future operating performance exceeding certain targets, as set forth in the Agreement and Plan of Merger. We will amend the Registration Statement relating to this Prospectus or, if required, file a new registration statement to include any shares issued in connection with such contingent payments. The Registration Rights Agreement requires the Company to file this Registration Statement covering resales of such common stock and to use its reasonable best efforts to maintain the effectiveness of such Registration Statement for a period of five years from the closing of the Sun acquisition, or until the selling shareholders have completed the distribution of their shares.

     The Registration Rights Agreement also gives each of (i) Mr. Rothfeld and the Rothfeld Family Trust, counted together, and (ii) Vestar/Sun Holding Company, L.L.C. the right to demand one registration for an underwritten stock offering. The 34,444 shares of Jones common stock issued at the closing of the Sun acquisition to Ms. Grossman, and 2,051,260 of the shares issued to Mr. Rothfeld, may not be sold until after April 2, 1999, at which time 20% of such shares may be sold. In each succeeding six-month period thereafter, an additional 20% of the initial number of such shares may be sold. On April 2, 2001, all such transfer restrictions will expire.


                            PLAN OF DISTRIBUTION

     We are registering this offering of shares on behalf of the selling shareholders, and we will pay all costs, expenses and fees related to such registration, including all registration and filing fees, printing expenses, fees and disbursements of our counsel, blue sky fees and expenses and the expenses of any special audits or "cold comfort" letters. The selling shareholders will pay all selling expenses, including all underwriting discounts and selling commissions, all fees and disbursements of their counsel and all "road show" and other marketing expenses incurred by the Company or any underwriters which are not otherwise paid by such underwriters.

     The selling shareholders may sell their shares from time to time in one or more transactions on the New York Stock Exchange or in private, negotiated transactions. The selling shareholders will determine the prices at which they sell their shares. Such transactions may or may not involve brokers or dealers. The 34,444 shares held by Ms. Grossman and 2,051,260 of the shares held by Mr. Rothfeld are subject to the transfer restrictions with respect to the timing and volume of permitted sales described under "Selling Shareholders" above.

     If the selling shareholders use a broker-dealer to complete their sale of the shares, such broker-dealer may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or from you, as purchaser (which compensation might exceed customary commission).

     We have agreed to indemnify each selling shareholder, and each selling shareholder has agreed to indemnify us, against certain liabilities arising under the Securities Act of 1933. The selling shareholders may indemnify any agent, dealer or broker-dealer that participates in sales of the shares against similar liabilities.

                        DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 200,000,000 shares of common stock and 1,000,000 shares of preferred stock. On October 14, 1998, we had 104,846,046 shares of common stock outstanding and no shares of preferred stock outstanding. Our common stock is listed on the New York Stock Exchange under the trading symbol "JNY".

     The Company has not paid any cash dividends on shares of its common stock and does not anticipate paying any cash dividends in the foreseeable future. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights or cumulative voting rights.


                               LEGAL MATTERS

     Ira M. Dansky, Esq., our General Counsel, has passed upon the validity with respect to the issuance of the shares of common stock offered by this Prospectus. With respect to certain matters concerning Pennsylvania law, he will rely on Mesirov Gelman Jaffe Cramer & Jamieson, LLP.


                                  EXPERTS

     The financial consolidated statements and schedule of Jones incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports incorporated herein by reference, and are incorporated herein in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Sun appearing in Jones' Current Report on Form 8-K dated September 24, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

                                  PART II
                   INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses payable by us in connection with the registration of this offering of shares. All expenses other than the SEC registration fee are estimates. The selling shareholders will pay all costs and expenses of selling their shares, including all underwriting discounts and selling commissions, all fees and disbursements of their counsel and all "road show" and other marketing expenses incurred by the Company or any underwriters which are not otherwise paid by such underwriters.

SEC Registration Fee . . . . . . . . . . . . . . . . . . . . . . . $ 24,637

Accounting Fees and Expenses . . . . . . . . . . . . . . . . . . .   10,000

Legal Fees and Expenses  . . . . . . . . . . . . . . . . . . . . .   50,000

Printing Fees and Expenses . . . . . . . . . . . . . . . . . . . .   25,000

Miscellaneous Expenses . . . . . . . . . . . . . . . . . . . . . .    5,363

       Total . . . . . . . . . . . . . . . . . . . . . . . . . . . $115,000



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     As permitted by the Pennsylvania Business Corporation Law of 1988 (the "Pennsylvania Business Corporation Law"), Section 8.1 of our By-laws provides that a director shall not be personally liable for monetary damages for any action taken or failed to be taken, other than as expressly provided in the Pennsylvania Business Corporation Law. Furthermore, Section
8.2 of our By-laws provides that the Company shall indemnify each officer and director to the full extent permitted by the Pennsylvania Business Corporation Law, and shall pay and advance expenses for any matters covered by such indemnification.

     Section 1741 of the Pennsylvania Business Corporation Law provides that we shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     Section 1742 of the Pennsylvania Business Corporation Law provides that we shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of the action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the corporation. Indemnification shall not be made under
Section 1742 in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which the action was brought determines upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper

ITEM 16.  EXHIBITS

  EXHIBIT NO.      DESCRIPTION

          2.1 Agreement and Plan of Merger dated September 10, 1998, by and among the Company, SAI Acquisition Corp., Sun and the selling shareholders, incorporated by reference to our Current Report on Form 8-K dated September 24, 1998

          4.1 Form of Certificate evidencing shares of common stock of the Company

          4.2 Registration Rights Agreement dated September 10, 1998, by and among the Company and the selling shareholders, incorporated by reference to our Current Report on Form 8-K dated September 24, 1998

          5.1      Form of opinion of Ira M. Dansky, Esq.

          5.2      Form of opinion of Mesirov Gelman Jaffe Cramer &
                   Jamieson, LLP

          10.1 Indenture dated as of October 2, 1998, by and between the Company and The Chase Manhattan Bank, as trustee

          10.2 Amended and Restated 364-Day Credit Agreement dated as of October 15, 1998, by and among the Company, as Borrower, the Lenders referred to therein and First Union National Bank, as Administrative Agent

          10.3 Amended and Restated Three-Year Credit Agreement dated as of October 15, 1998, by and among the Company, as Borrower, the Lenders referred to therein and First Union National Bank, as Administrative Agent

          23.1     Consent of BDO Seidman, LLP

          23.2     Consent of Ernst & Young LLP

          23.3 Consent of Ira M. Dansky, Esq. (included in opinion filed as Exhibit 5.1)

          23.4 Consent of Mesirov Gelman Jaffe Cramer & Jamieson, LLP (included in opinion filed as Exhibit 5.2)

          24.1     Power of Attorney (included in signature page)



ITEM 17.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

        (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the maximum aggregate offering price may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act, if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
     Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized.


                         JONES APPAREL GROUP, INC., Registrant

                           by /s/ Wesley R. Card
                             -------------------------
                                  Wesley R. Card
                                  Chief Financial Officer


October 28, 1998

                             POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Ira
M. Dansky, Wesley R. Card and Patrick M. Farrell and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, any Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


     SIGNATURE                   TITLE                          DATE
---------------------------------------------------------------------------
---------------------------------------------------------------------------
       /s/                 Chairman and Director           October 28, 1998
(Sidney Kimmel)            (Chief Executive Officer)


       /s/                 President and Director          October 28, 1998
(Jackwyn Nemerov)


       /s/                 Chief Financial Officer         October 28, 1998
(Wesley R. Card)           (Principal Financial Officer)


       /s/                  Vice President and Corporate    October 28, 1998
(Patrick M. Farrell)        Controller (Principal
                            Accounting Officer)


       /s/                  Executive Vice President,       October 28, 1998
(Irwin Samelman)            Marketing, and Director


       /s/                  Director                        October 28, 1998
(Geraldine Stutz)


       /s/                  Director                        October 28, 1998
(Howard Gittis)


      /s/                   Director                        October 28, 1998
(Eric A. Rothfeld)


      /s/                   Director                        October 28, 1998
(Mark Schwartz)

                             INDEX TO EXHIBITS

EXHIBIT NO.    DESCRIPTION

     2.1 Agreement and Plan of Merger dated September 10, 1998, by and among the Company, SAI Acquisition Corp., Sun and the selling shareholders, incorporated by reference to our Current Report on Form 8-K dated September 24, 1998

     4.1 Form of Certificate evidencing shares of common stock of the Company

     4.2 Registration Rights Agreement dated September 10, 1998, by and among the Company and the selling shareholders, incorporated by reference to our Current Report on Form 8-K dated September 24, 1998

     5.1       Form of opinion of Ira M. Dansky, Esq.

     5.2       Form of opinion of Mesirov Gelman Jaffe Cramer & Jamieson,
               LLP

     10.1 Indenture dated as of October 2, 1998, by and between the Company and The Chase Manhattan Bank, as trustee

     10.2 Amended and Restated 364-Day Credit Agreement dated as of October 15, 1998, by and among the Company, as Borrower, the Lenders referred to therein and First Union National Bank, as Administrative Agent

     10.3 Amended and Restated Three-Year Credit Agreement dated as of October 15, 1998, by and among the Company, as Borrower, the Lenders referred to therein and First Union National Bank, as Administrative Agent

     23.1      Consent of BDO Seidman, LLP

     23.2      Consent of Ernst & Young LLP

     23.3      Consent of Ira M. Dansky, Esq. (included in opinion filed as
               Exhibit 5.1)

     23.4 Consent of Mesirov Gelman Jaffe Cramer & Jamieson, LLP (included in opinion filed as Exhibit 5.2)

     24.1      Power of Attorney (included in signature page)